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                                                                     Exhibit 3.3

                              AMENDED AND RESTATED

                                     CHARTER

                                       OF

                        WESTFIELD MUTUAL HOLDING COMPANY

     WHEREAS, a Charter was granted in the year 1853 to incorporate Westfield Savings Bank (hereinafter, the "Corporation") as a Massachusetts savings bank; and

     WHEREAS, the Corporation, in accordance with the provisions of Chapter 167H of the General Laws of The Commonwealth of Massachusetts and all other applicable law, reorganized into a mutual holding company in 1995;

     WHEREAS, the Corporation, in accordance with the provisions of Chapter 167H of the General Laws of The Commonwealth of Massachusetts and all other applicable law, has voted to amend its Charter in connection with a Plan of Reorganization and Minority Stock Issuance;

     NOW, THEREFORE, the Charter of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE 1.  Corporate Title.
            ---------------

     The full corporate title of the Corporation is "Westfield Mutual Holding Company" and may be changed from time to time by the Corporators of the Corporation.

ARTICLE 2.  Office.
            ------

     The main office of the Corporation is located at 141 Elm Street, Westfield, Massachusetts 01086 and may be changed from time to time by the Board of Trustees of the Corporation, subject to applicable law.

ARTICLE 3.  Nature and Powers.
            -----------------

     The Corporation is a mutual holding company organized under Chapter 167H of the General Laws of the Commonwealth of Massachusetts ("Chapter 167H") and shall have and may exercise all powers and authority, express and implied, available to it under said Chapter 167H, as said Chapter may be amended from time to time, and under all other applicable state and federal law. Notwithstanding any other provisions contained herein, the Corporation shall have no power to take deposits.

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ARTICLE 4.     Duration.
               --------

     The duration of the Corporation is perpetual.

ARTICLE 5.     Corporators.
               -----------

     The Corporation shall have a Board of Corporators which shall initially consist of those persons who are serving as Corporators of Westfield Mutual Holding Company on the date of the completion of the Plan of Reorganization and Minority Stock Issuance pursuant to which the corporation will form a Stock Holding Company as its subsidiary, exchange 100% of the common stock of Westfield Bank for a majority interest in the Stock Holding Company and offer common stock of the Stock Holding Company to qualifying depositors of Westfield Bank and the tax-qualified employee benefit plans of Westfield Bank and the Corporation (the "Reorganization") in accordance with the provisions of said Chapter 167H. Such initial Corporators shall continue to serve as Corporators for the balance of the terms to which they were elected prior to the Reorganization, subject to the provisions of the By-laws of the Corporation. Corporators shall otherwise be elected as provided in the By-laws of the Corporation and applicable law.

ARTICLE 6.     Trustees.
               --------

     The Corporation shall be under the direction of a Board of Trustees. The number of Trustees shall not be fewer than prescribed by law, and shall be set by the Trustees in accordance with the By-Laws. The Board of Trustees shall initially consist of those persons who are serving as Trustees of the Corporation on the date of the Reorganization. Such initial Trustees shall continue to serve as Trustees for the balance of the terms to which they were elected prior to the Reorganization, subject to the provisions of the By-laws of the Corporation. Trustees shall otherwise be elected as provided in the By-laws of the Corporation.

ARTICLE 7.     Standards for Board of Directors' Evaluation of Offers.
               ------------------------------------------------------

          The Board of Trustees of the Corporation, in determining whether the interests of the Corporation and its depositors will be served by an offer of another Person to (i) make a tender or exchange offer for any interest of the Corporation, (ii) merge of consolidate the Corporation with or into another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may consider the interests of the Corporation's employees and customers, the local economy, community and societal considerations, and the long-term and short-term interests of the Corporation and its depositors, including the possibility that these interests may be best served by the continued independence of the Corporation.

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ARTICLE 8.    Liquidation and Dissolution.
              ---------------------------

     The Corporation may liquidate its affairs and be dissolved in accordance with the procedures set forth in Chapter 168, Section 33 of the General Laws of The Commonwealth of Massachusetts, as said Section may be amended from time to time.

          (a) Liquidation Rights. All persons who have deposit accounts with any subsidiary bank of the Corporation on the date of the vote of liquidation in accordance with said Chapter 168, Section 33, or such other date, if any, as may be provided in said Section, as said Section may be amended from time to time ("Section 33"), except persons having deposit accounts with a subsidiary bank which was acquired by the Corporation after the date of the Reorganization and which was in stock form prior to the time of its acquisition by the Corporation, shall have the right, upon the liquidation of the Corporation, to receive any proceeds of the Corporation's assets and property which may remain after payment of the expenses of settling the Corporation's affairs and satisfaction of all liabilities of the Corporation, as provided in Section 33.

          (b) Limitations. Liquidation rights accorded depositors under said
Section 33 shall relate to the liquidation of the Corporation and not to the liquidation or other disposition of any asset or group of assets owned by the Corporation, including without limitation any stock bank or other subsidiary which may be owned in whole or in part by the Corporation. No depositor of any subsidiary bank of the Corporation shall, as such, have any rights with respect to the Corporation or any of its assets or properties, except (a) liquidation rights with respect to the Corporation provided for herein and (b) rights as a creditor with respect to any subsidiary bank of the Corporation in which the depositor has a deposit. No merger, consolidation, disposition or acquisition of assets or liabilities or other similar transaction or business combination to which the Corporation is a party or otherwise involving the Corporation will constitute a liquidation for the purposes of this Article 8, whether the Corporation is or is not the surviving entity in such transaction or combination. Only a liquidation of the Corporation in accordance with Section 33 will constitute a liquidation for the purposes of this Article 8.

ARTICLE 9.    Indemnification.
              ---------------

     The Trustees, officers and employees of the Corporation shall be indemnified to the extent provided in the By-laws of the Corporation.

ARTICLE 10.   Limitation of Liability.
              -----------------------

     The following provision shall be applicable if, when and to the extent permitted by applicable law: No Trustee of the Corporation shall be personally liable to the Corporation for monetary damages for breach of his or her fiduciary duty as a Trustee, except for liability (i) for any breach of such Trustee's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or in knowing violation of law, or (iii) for any transaction from which the Trustee derived an improper personal benefit. Any repeal or modification of this Article 10 shall not

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adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Trustees or to authorize corporate action to further eliminate of limit such liability, then the liability of the Trustees of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

ARTICLE 11.   Amendment of Charter.
              --------------------

     Unless otherwise provided by applicable law, this Charter may be amended by a majority vote of the Corporators present in person and voting at a duly constituted regular or special meeting of Corporators, provided, however, that the notice for such meeting must state that a purpose of the meeting is to consider and act upon a proposed amendment to the Charter and shall include the text of the proposed amendment or a summary thereof.

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